Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation, the Transition Incentive Plan of Electronic Data Systems Corporation, the 2002 Transition Inducement Plan of Electronic Data Systems Corporation, the 1997 Nonqualified Stock Option Plan of Electronic Data Systems Corporation and the 2000 Nonqualified Stock Option Plan of Electronic Data Systems Corporation of our reports dated December 14, 2007, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company and the effectiveness of Hewlett-Packard Company’s internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended October 31, 2007, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

San Jose, California
September 2, 2008